Exhibit 32.0

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SI Financial Group, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certify pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in this Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of and for the period covered by this Report.

By: /s/ Rheo A. Brouillard
Rheo A. Brouillard
President and Chief Executive Officer
March 11, 2016

By: /s/ Lauren L. Murphy
Lauren L. Murphy
Senior Vice President and Chief Financial Officer
March 11, 2016